UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  June 26, 2015

Zep Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	01-33633	26-0783366
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1310 Seaboard Industrial Boulevard, Atlanta, Georgia	30318-2825
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (404) 352-1680

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INTRODUCTORY NOTE

On June 26, 2015, Zep Inc. (the “Company”) completed its previously announced merger (the “Merger”) with NM Z Merger Sub Inc., a wholly-owned subsidiary of NM Z Parent Inc., a Delaware corporation (“Parent”), pursuant to that certain Agreement and Plan of Merger, dated April 7, 2015 (the “Merger Agreement”).  The Company was the surviving corporation in the Merger and, as a result of the Merger, has become a wholly-owned subsidiary of Parent.  Parent is an indirect subsidiary of a fund managed by New Mountain Capital, L.L.C. (“NMC”).

The descriptions contained in this Current Report on Form 8-K of the Merger Agreement and the transactions contemplated thereby are not complete and are qualified in their entirety by the full and complete text of the Merger Agreement, which is incorporated by reference herein as Exhibit 2.1.

Item 5.01.             Change in Control of Registrant.

As a result of the Merger, a change in control of the Company has occurred, and the Company is now a wholly-owned subsidiary of Parent.  The aggregate value of the transaction was approximately $692 million.  The source of funds for the Merger and related transaction expenses included cash equity contributions from a fund managed by NMC and borrowings under a new credit facility.

Item 5.02.             Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the Merger, the Company’s President and Chief Executive Officer John K. Morgan resigned immediately prior to the Effective Time.

In connection with the consummation of the Merger, John K. Morgan, Ronald D. Brown, O. B. Grayson Hall, Timothy M. Manganello, Sidney J. Nurkin, Joseph Squicciarino, Timothy T. Tevens and Carol A. Williams resigned from the Board of Directors of the Company and all board committees, effective at the Effective Time.

In connection with the consummation of the Merger, Matthew Holt was elected to the Board of Directors of the Company.

Item 5.03.             Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

At the Effective Time, the certificate of incorporation and bylaws of the Company were amended and restated in their entirety.  The Amended and Restated Certificate of Incorporation and Bylaws of the Company are attached hereto as Exhibit 3.1 and Exhibit 3.2, respectively, and incorporated herein by reference.

Item 9.01.             Financial Statements and Exhibits.

(d)           Exhibits.

2.1                               Agreement and Plan of Merger, dated as of April 7, 2015, by and among Zep Inc., NM Z Parent Inc. and NM Z Merger Sub Inc.  Incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on April 8, 2015.

3.1                               Amended and Restated Certificate of Incorporation of the Company dated as of June 26, 2015

3.2                               By-laws of the Company dated as of June 26, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZEP INC.

Date: June 26, 2015	By:	/s/ Jill A. Gilmer
Jill A. Gilmer
Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

2.1

Agreement and Plan of Merger, dated as of April 7, 2015, by and among Zep Inc., NM Z Parent Inc. and NM Z Merger Sub Inc. Incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on April 8, 2015.

3.1	Amended and Restated Certificate of Incorporation of the Company dated as of June 26, 2015

3.2	By-laws of the Company dated as of June 26, 2015